Exhibit 99.2

HP INC. AND SUBSIDIARIES
ADJUSTMENT TO CONSOLIDATED CONDENSED BALANCE SHEET AS OF JANUARY 31, 2016
(Unaudited)
(In millions)

	As of
	January 31, 2016	January 31, 2016
	(original)	(as adjusted)
ASSETS

Current assets:
Cash and cash equivalents	$3,688	$3,688
Accounts receivable	4,114	4,114
Inventory	4,052	4,052
Other current assets	3,301	3,301
Current assets of discontinued operations	-	-

Total current assets	15,155	15,155

Property, plant and equipment	1,529	1,529
Other non-current assets	3,873	3,077
Goodwill and intangible assets	5,756	5,756
Non-current assets of discontinued operations	-	-

Total assets	$26,313	$25,517

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and short-term borrowings	$49	$49
Accounts payable	9,041	9,041
Employee compensation and benefits	553	553
Taxes on earnings	182	182
Deferred revenue	863	863
Other accrued liabilities	6,073	6,073
Current liabilities of discontinued operations	-	-

Total current liabilities	16,761	16,761

Long-term debt	6,683	6,683
Other non-current liabilities	8,644	6,982
Non-current liabilities of discontinued operations	-	-

Stockholders’ (deficit) equity:
HP stockholders’ (deficit) equity	(5,775)	(4,909)
Non-controlling interests	-	-
Total stockholders’ (deficit) equity	(5,775)	(4,909)

Total liabilities and stockholder’s equity	$26,313	$25,517